Exhibit 10.48

AGREEMENT AND PLAN OF MERGER

                    This Agreement and Plan of Merger (the “Agreement”), dated as of November _____, 2003, is entered into by and among LECG Holding Company, LLC, a California limited liability company (“Holding”), TCEP/LECG Funding Corporation, a Delaware corporation (“Funding”), and LECG Corporation, a Delaware corporation (“LECG Corp.”).

RECITALS

                    A.                All of the outstanding Common and Preferred Units of Holding are owned sixty-one percent (61%) by LECG Corp. and thirty-nine percent (39%) by Funding.  LECG Corp. is the sole shareholder of Funding.  There are no other outstanding interests in Holding.

                    B.                 Holding, LECG Corp., Funding and certain other persons are parties to an Omnibus Plan of Reorganization attached hereto as Exhibit A and incorporated herein by this reference (the “Omnibus Plan”), that contemplates the transactions described in this Agreement and clarifies that this Agreement is part of an overall reorganization of Holding in anticipation of an initial public offering by LECG Corp.  Terms not otherwise defined herein will have the meanings set forth in the Omnibus Plan.

                    C.                 LECG Corp., in its capacity as the owner of sixty-one percent (61%) of the Common Units of Holding and as the sole shareholder of Funding, subject to the conditions of this Agreement, has determined that the Merger (as defined below) is in the best interests of  LECG Corp., Funding and Holding.

                    D.                Funding, in its capacity as the owner of thirty-nine percent (39%) of the Common Units of Holding and as the entity into which Holding will be merged, subject to the conditions of this Agreement, has determined that the Merger is in the best interests of Funding and Holding.

                    NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER

                    1.1               The Merger.  In accordance with the provisions of this Agreement, the Delaware General Corporation Law (the “DGCL”) and the Beverly-Killea Limited Liability Company Act, codified in the California Corporations Code, Section 17000 et seq. (the “Act”), at the Effective Time (as defined in Section 1.5 hereof), Holding will be merged with and into Funding (the “Merger”) and the separate limited liability company existence of Holding will cease.  Funding will be the surviving entity in the Merger (sometimes referred to hereinafter as the “Surviving Entity”) and will continue its existence under the laws of the State of Delaware.  The name of the Surviving Entity will be “LECG Funding Corporation.”  The Merger will have the effects set forth in the DGCL and the Act.

                    1.2.              Certificate of Incorporation.  The Certificate of Incorporation of Funding, as amended by the certificate of merger to be filed with the Secretary of State of the State of Delaware pursuant to Section 1.5 to change the name of Funding as set forth in Section 1.1, from and after the Effective Time, will be the Certificate of Incorporation of the Surviving Entity until thereafter amended as provided by law and by such Certificate of Incorporation.

                    1.3.              Bylaws.  The bylaws of Funding, as in effect immediately prior to the Effective Time will, from and after the Effective Time, be the bylaws of the Surviving Entity until thereafter amended as provided by law and by such bylaws.

                    1.4.              Board of Directors and Officers.

                                         a.                 The Board of Directors of Funding immediately prior to the Effective Time will be the Board of Directors of the Surviving Entity as of the Effective Time and each of the Directors will serve until their respective successors are duly appointed or elected in accordance with applicable law and the Certificate of Incorporation and bylaws of Funding.

                                         b.                 The officers of Funding immediately prior to the Effective

Time will be the officers of the Surviving Entity as of the Effective Time and will serve in such capacities until their successors are duly appointed or elected in accordance with applicable law and the Certificate of Incorporation and bylaws of Funding.

                    1.5.              Effective Time; Conditions.  On November _____, 2003 or at such other time as Holding and Funding may agree, and provided that this Agreement is not terminated under Section 3.1 hereof, a certificate of merger, dated as of November _____, 2003, complying with the DGCL will be filed with the Secretary of State of the State of Delaware in accordance with the DGCL, and a certificate of merger, dated as of November _____, 2003, on a form prescribed by the Secretary of State of the State of California, will be filed with the Secretary of State of the State of California in accordance with the Act.  The Merger will become effective at ____:____ _____.m. Eastern time on November _____, 2003 (the “Effective Time”).

ARTICLE II

CONVERSION OF SHARES

                    2.1.              Funding Common Units.  Upon the Merger of Holding into Funding, Funding’s Common and Preferred Units in Holding will not be converted into interests, shares or other securities of Funding.  In consideration for its Common Units in Holding, Funding will receive all of the assets and liabilities of Holding, subject to the assumption of certain liabilities by LECG Corp. as provided in the Omnibus Plan and as set forth in Section 2.4 hereof.  As of the Effective Time, Funding’s Common and Preferred Units in Holding will be cancelled and will cease to exist, and the certificate that immediately prior to the Effective Time represented Funding’s Common and Preferred Units in Holding will be marked “Cancelled.”

                    2.2               LECG Corp. Common Units.  Upon the Merger of Holding into Funding, LECG Corp.’s Common and Preferred Units in Holding will not be converted into interests, shares or other securities in Funding.  In consideration for its Common Units in Holding, LECG Corp. as the sole shareholder of Funding, will receive benefits as a result of the Merger as a consequence of Funding’s receipt of all of the assets of Holding.  As of the Effective Time, LECG Corp.’s Common and Preferred Units in Holding will be cancelled and will cease to exist, and the certificate that immediately prior to the Effective Time represented LECG Corp.’s Common and Preferred Units in Holding will be marked “Cancelled.”

                    2.3               Funding Shares.  No shares or other interests in Funding will be issued or exchanged upon the Merger of Holding into Funding.

                    2.4               LECG Corp.’s Assumption of Certain Liabilities of Holding.  Notwithstanding Funding’s assumption of the liabilities of Holding as set forth in Section 2.1 hereof, upon the Merger of Holding into Funding, LECG Corp. will assume certain liabilities of Holding as set forth in the Omnibus Plan, including without limitation, the obligations (i) to pay Holding’s tax liabilities with the Internal Revenue Service and the California Franchise Tax Board and (ii) to make the Final Tax Distribution and the Retained Earnings Payout, as those terms are defined in the Omnibus Plan.

ARTICLE III

TERMINATION AND AMENDMENT

                    3.1.              Termination.  This Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time by the mutual written consent of Holding, Funding and LECG Corp.  If this Agreement is terminated and the Merger is abandoned in accordance with this Section 3.1, there will be no liability on the part of any of the parties hereto.

                    3.2.              Amendment.  This Agreement may not be amended other than pursuant to an agreement in writing signed by Holding, Funding and LECG Corp.

ARTICLE IV

MISCELLANEOUS

                    4.1.              Governing Law.  This Agreement will be governed by the laws of the State of Delaware.

                    4.2               Counterparts; Facsimile Execution.  This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement.  Executed counterparts delivered by facsimile transmission will be binding as evidence of such party’s agreement hereto and acceptance hereof.

(INTENTIONALLY BLANK)

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

LECG Holding Company, LLC,

a California limited liability company

By:  _______________________________

        John C. Burke

Its:   Chief Financial Officer

TCEP/LECG Funding Corporation,

a Delaware corporation

By:  _______________________________

        William W. Liebeck

Its:    President

LECG Corporation,

a Delaware corporation

By:  ______________________________

        David Kaplan

Its:   President